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                                                                     EXHIBIT 5.2

                       [Letterhead of McKee Nelson LLP]

                               February 28, 2002



Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, California 92660

          Re:  Registration Statement on Form S-8

Dear Ladies and Gentlemen:

          We have acted as Maryland counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 1,120,069 shares of common stock, $0.01 par value per share (the "Shares"), under the Company's 2001 Stock Option, Deferred Stock, and Restricted Stock Plan (the "2001 Stock Plan"), plus an indeterminate number of preferred stock purchase rights (the "Rights") associated with the common stock to be issued pursuant to the rights agreement, as amended, dated October 7, 1998 (the "Rights Agreement"), by and between the Company and BankBoston, N.A. (the "Rights Agent").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          In connection with this opinion, we have reviewed the Company's Registration Statement covering the Shares issuable under the 2001 Stock Plan; the organizational documents of the Company; certain of the Company's proceedings as reflected in its minute books; and such other records as we have deemed relevant.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established. In connection with our opinion set forth in paragraph (2) below, we note that the question of whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.
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Impac Mortgage Holdings, Inc.
February 28, 2002
Page 2


          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          (1) if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements or stock issuance agreements duly authorized under the 2001 Stock Plan and in accordance with the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and nonassessable; and

          (2) assuming that (i) the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, (ii) the Registration Statement has become effective under the Securities Act, (iii) the common stock has been duly issued and sold as contemplated by the Registration Statement, and (iv) the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the common stock will be validly issued.

          We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Maryland. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above.

          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

          By giving you this opinion and consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                              Very truly yours,

                              /s/ McKee Nelson LLP